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                                           Exhibit 21

               SUBSIDIARIES OF THE REGISTRANT

All 100% except as indicated:

        Mail-Well I Corporation, a Delaware corporation:

             Mail-Well Canada Holdings, Inc., a Delaware corporation:
                  Supremex Inc.:
                       PNG Inc.
                       Classic Envelope Plus, Ltd (75%)
                       Innova Envelope

             Mail-Well Trade Receivables Corp., a Colorado corporation

             Murray Envelope Holdings, Inc., a Colorado corporation (100% voting; 90% capital stock):
                  Murray Envelope Corp., a Mississippi corporation:
                       Barkley, Inc., a California corporation
                       N-M Envelope Co., Inc., a Mississippi
                         corporation
                       Atlantis Index, Inc., a Mississippi
                         corporation (50%)
                       Consolidated Converting Services, Inc., a
                         Mississippi corporation (20%)

             Graphic Arts Center, Inc., a Delaware corporation

             Mail-Well West, Inc., a Delaware corporation

             Wisco Envelope Corp, a Tennessee corporation:
                  Wisco II, LLC, a Delaware limited liability company Wisco III, LLC, a Delaware limited liability company

             Poser Business Forms, Inc., a Delaware corporation

             Mail-Well Label Holdings, Inc., a Colorado corporation:
                  Mail-Well Label Company, a Nova Scotia unlimited
                    liability company

             Mail-Well Label USA, Inc., a Colorado corporation

             Mail-Well Commercial Printing, Inc., a Delaware corporation

             National Graphics Co., a Colorado corporation

             McLaren Morris and Todd Company, a Nova Scotia corporation

             Mail-Well Mexico Holdings, Inc., a Colorado corporation
                  Graphic Arts Center de Mexico, a Mexico corporation